EXHIBIT 10.19

AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

This Amendment (this “Amendment”) to the Limited Liability Company Agreement of Plymouth Industrial 20 LLC, dated as of October 17, 2016 (the “LLC Agreement”), is made and entered into as of June __, 2017, by and among, Plymouth Industrial 20 Financial LLC, a Delaware limited liability company (the “Sponsor Member”), and DOF IV Plymouth PM, LLC, a Delaware limited liability company (the “Preferred Member”), and Jennifer Schwartz and Ricardo Beausoleil (together, the “Independent Managers”).

RECITALS

WHEREAS, the Sponsor Member, the Preferred Member and the Independent Managers are parties to the LLC Agreement;

WHEREAS, in contemplation of the proposed public offering by Plymouth Industrial REIT, Inc. (“Plymouth REIT”), the indirect parent of the Sponsor Member, Plymouth REIT and Torchlight Investors, LLC, an affiliate of the Preferred Member, entered into that certain Letter Agreement (the “Letter Agreement”), dated as of March 3, 2017, pursuant to which, among other things, the parties agreed that the Redemption Date would be extended for a period of 120 days; and

WHEREAS, in order to effect the applicable terms of the Letter Agreement, the parties hereto wish to amend certain terms of the LLC Agreement as provided for herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereto agree as follows:

Section 1. Definitions.  Capitalized term used by not defined herein shall have the respective meanings given to such terms in the LLC Agreement.

Section 2. Amendments to LLC Agreement.  The LLC Agreement is hereby amended as follows:

(a)       The term “Redemption Date”, as set forth in Exhibit A is hereby amended and restated in its entirety to read as follows:

“Redemption Date means the date on which each of the Conditions Precedent (as defined in the Private Placement Agreement) have been satisfied, provided, that if by June 16, 2017 (i) all of the Conditions Precedent have not been satisfied or (ii) the Redemption Price has not been paid, then this Amendment shall be of no force and effect, all parties shall be restored to the status quo ante and all parties shall have all rights and obligations as they were prior to the date of this Amendment as if this Amendment had not been executed.”

(b)       The second sentence in Section 4.2(a)(1) is hereby amended and restated in its entirety to read as follows:

“As used herein, the ‘Redemption Price’ shall mean $25,000,000, which amount shall be payable as follows: (1) $20,000,000 payable in cash and (2) $5,000,000 in shares (the “Shares”) of common stock, par value $0.01 per share, of Plymouth REIT (the “Common Stock”), the exact number of Shares shall be determined by dividing $5,000,000 by the price at which the Common Stock is being offered to the public pursuant to the Public Offering.

(c)       Exhibit A is hereby amended to add the following definitions:

“Private Placement Agreement” means that certain Private Placement Agreement dated as of May 12, 2017 by and among Plymouth Industrial REIT, Inc., the Preferred Member and DOF IV REIT Holdings, LLC.

“Public Offering” means the sale by Plymouth Industrial REIT, Inc. of shares of its common stock in an underwritten public offering registered under the Securities Act of 1933, as amended, made pursuant to the Registration Statement on Form S-11 (SEC File No. 333-196798).

Section 3. Remaining Terms.  Except as set for this this Amendment, the LLC Agreement is unaffected and shall remain in full force and effect in accordance with its terms and is ratified by the parties hereto.  If there is conflict between the provisions of this Amendment and the LLC Agreement, the terms of this Amendment will prevail.

Section 4. Counterparts. This Agreement may be executed in counterparts and by facsimile or “pdf”, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

PLYMOUTH INDUSTRIAL 20 FINANCIAL LLC,

A Delaware limited liability company

By: _____________________________________

Name: ____________________________

Title: _____________________________

DOF IV PLYMOUTH PM, LLC,

A Delaware limited liability company

By: _____________________________________

Name: ____________________________

Title: _____________________________

________________________________________

Jennifer Schwartz

________________________________________

Ricardo Beausoleil

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